UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 18, 2005

                                 ROO Group, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                     000-25659              11-3447894
          --------                     ---------              ----------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)

                228 East 45th Street 8th Floor New York, NY 10017
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (646) 352-0260

                                   Copies to:
                            Richard A. Friedman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

         On July 18, 2005, ROO Group, Inc. (the "Company") entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of: (i) $2,500,000 in callable secured convertible notes; and (ii) warrants to purchase 5,000,000 shares of the Company's common stock. The callable secured convertible notes and the warrants will be issued to the investors pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

         The investors are obligated to provide the Company with the funds as follows: (i) $550,000 was disbursed on July 19, 2005; and (ii) approximately $177,273 will be disbursed on the final business day of each month beginning in August 2005 and ending June 2006. However, the entire $2,500,000 must be funded by the investors within five business days after effectiveness of a registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants.

         The callable secured convertible notes mature three years from the date of issuance and bear interest at 8% per annum, provided that no interest will be due for any month in which the trading price of the Company's common stock is greater than $0.02575 for each trading day of the month. The callable secured convertible notes are convertible into the Company's common stock at the investors' option, at the lower of: (i) $0.10 (the "Fixed Conversion Price"); or
(ii) 50% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. The Fixed Conversion Price will be adjusted in the event the Company issues common stock at a price below $0.10, with the exception of securities granted under employee stock option plans.

         The Company may prepay the callable secured convertible notes in full if the Company pays the investors an amount in cash equal to either: (i) 125% for prepayments occurring within 30 days of the issue date; (ii) 135% for prepayments occurring between 31 and 60 days of the issue date; or (iii) 150% for prepayments occurring after the 60th day following the issue date. If the trading price of the Company's common stock is below $0.10 for each day of a particular month after the issue date, the Company may prepay a portion of the outstanding principal amount of the callable secured convertible notes equal to 104% of the principal amount divided by 36 plus one month's interest. Each time the Company prepays a portion of the outstanding principal amount of the callable secured convertible notes, the investors may not convert any amount of notes during the remainder of the month in which the Company makes the partial prepayment.

         Upon a default under the terms of the callable secured convertible notes, the Company must pay the investors 130% of the principal amount plus unpaid interest due, if any. In addition, the Company granted the investors a security interest in substantially all of its assets, including the assets of wholly owned subsidiaries, and intellectual property. The Company also granted the investors a security interest in all of the capital stock of any corporation owned by the Company.

         The Company is required to file a registration statement with the Securities and Exchange Commission, which will include the common stock underlying the callable secured convertible notes and the warrants, within 30 days from receipt of a written demand from the investors for the Company to do so. If the registration statement is not declared effective within 120 days following the investor demand, the Company is required to pay liquidated damages to the investors in an amount equal to three percent of the outstanding principal amount of the callable secured convertible notes per month. In the event the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the election of the investors, in an amount equal to three percent of the outstanding principal amount of the callable secured convertible notes per month plus accrued and unpaid interest.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.20 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of: (i) any securities issued as of the date of the


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warrants; (ii) any stock or options which may be granted or exercised under any employee benefit plan; or (iii) any shares of common stock issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

         The conversion price of the callable secured convertible notes and the exercise price of the warrants may also be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the investors' position.

         The investors have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

         See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit
Number                                   Description

4.1 Securities Purchase Agreement, dated July 18, 2005, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

4.2 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated July 18, 2005.

4.3 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated July 18, 2005.

4.4 Callable Secured Convertible Note issued to AJW Partners, LLC, dated July 18, 2005.

4.5 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated July 18, 2005.

4.6               Stock Purchase Warrant issued to to AJW Offshore, Ltd., dated
                  July 18, 2005.

4.7 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated July 18, 2005.

4.8               Stock Purchase Warrant issued to AJW Partners, LLC, dated July
                  18, 2005.

4.9 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated July 18, 2005.

4.10 Registration Rights Agreement, dated as of July 18, 2005, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

4.11 Security Agreement, dated as of July 18, 2005, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.

4.12 Intellectual Property Security Agreement, dated July 18, 2005, by and among ROO Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ROO Group, Inc.


Date: July 22, 2005                            /s/ Robert Petty
                                              -----------------------
                                              Robert Petty
                                              Chief Executive Officer





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